UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2013

Ally Financial Inc.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-3754	38-0572512
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Renaissance Center P.O. Box 200 Detroit, Michigan 48265-2000
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 710-4623

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

During the fourth quarter of 2012, Ally Financial Inc. (“Ally”) announced its agreement to sell its Mexican insurance business, ABA Seguros (“Mexican Insurance Business”), to the ACE Group. On May 2, 2013, Ally completed this sale. Ally received approximately $865 million in proceeds from the sale.

Ally’s Mexican Insurance Business was classified by Ally as discontinued operations as of December 31, 2012, and its operating results were removed from Ally’s continuing operations and were presented separately as discontinued operations, net of tax, in Ally’s Consolidated Financial Statements, included in Ally’s Annual Report on Form 10-K for the year ended December 31, 2012, as well as Ally’s Quarterly Report on Form 10-Q for the three-months ended March 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ally Financial Inc. (Registrant)
Date:	May 2, 2013	By:	/S/ David J. DeBrunner
			Name:	David J. DeBrunner
			Title:	Vice President, Chief Accounting Officer and Controller